Contact:

Robert Van Buskirk

President and Chief Executive Officer

Sirenza Microdevices, Inc.

(303) 327-3030

ir@sirenza.com

FOR IMMEDIATE RELEASE

Sirenza Microdevices Reports Third Quarter 2007 Results

BROOMFIELD, Colo. - October 24, 2007 - Sirenza Microdevices, Inc. (NASDAQ:SMDI) today reported its financial results for its third fiscal quarter ended September 30, 2007.

Financial Highlights

Revenue
    Quarterly revenue of $45.9 million, as compared to $39.7 million year-over-year and $46.7 million sequentially
    Year-over-year revenue growth of 16%

Earnings
    Quarterly earnings per share of $0.05 per share, compared to earnings of $0.07 a year ago and earnings of $0.05 per share sequentially
    Quarterly pro forma earnings1 per share of $0.18 per share, compared to earnings of $0.19 a year ago and $0.17 per share sequentially
    Quarterly pro forma income before taxes of $10.1 million, matching the record quarterly level achieved in the second quarter of 2007, resulting in a pro forma income before taxes income margin of 22%

Cash Flow
    Quarterly cash flow from operations of approximately $7.2 million
    Record of consecutive quarters of positive cash flow from operations extended to four years

"We are pleased that we again achieved a record level of pro forma income before taxes, particularly in light of our slight sequential revenue decline," stated Robert Van Buskirk, president and chief executive officer. "We are also pleased that our gross margin remained robust and our pro forma operating expenses were lower than expected, resulting in strong pro forma profitability. Our 2007 financial performance to date has been excellent as our year-to-date revenue has increased 32% over last year and our pro forma income before taxes has increased 36% over last year. As we look forward to completing our acquisition by RFMD in the fourth quarter, we continue to firmly believe that the combination has great potential to accelerate our revenue growth and expand our margins by leveraging the technology base and supply chain leadership position RFMD has achieved, and that there is a tremendous opportunity to apply the highly integrated, systems-level design expertise demanded by RFMD's cellular handset customers to the markets that Sirenza currently serves."

The company's third quarter net income was $2.7 million, or earnings of $0.05 per diluted share. This compared year-over-year with net income of $3.3 million, or earnings of $0.07 per diluted share and sequentially with net income of $2.8 million, or $0.05 per diluted share.

Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza's pro forma net income for the third quarter was $9.7 million, or $0.18 per diluted share. This compared year-over-year with pro forma net income of $9.1 million, or $0.19 per diluted share and sequentially with pro forma net income of $8.7 million, or $0.17 per diluted share.

Sirenza's third quarter gross margin was 45%, compared with 45% a year ago and 46% sequentially. Excluding the effects of the charges detailed in the reconciliation of pro forma to GAAP results included with this press release, Sirenza's third quarter 2007 gross margin was 47%, compared with 45% a year ago and 49% sequentially.

Pro forma net income, income before taxes, net income margin, income before taxes margin, gross margin, total research and development, sales and marketing and general and administrative expenses and earnings per share are non-GAAP financial measures calculated to exclude the effects of charges for the amortization of acquisition-related intangible assets, stock-based compensation, amortization of acquisition-related inventory step-up, salaries associated with transitional Micro Linear employees, restructuring costs, RFMD acquisition-related costs, GCS impairment charges, severance costs and manufacturing facility relocation and related costs detailed in the reconciliation included within this press release.

In the aggregate, the company's research and development, sales and marketing and general and administrative expenses for the third quarter of 2007 were $14.1 million, compared with $10.5 million a year ago and $14.1 million sequentially. In the aggregate, the company's pro forma expenses for research and development, sales and marketing, and general and administrative expenses for the third quarter of 2007 were $11.1 million, compared with $9.3 million a year ago and $12.8 million sequentially.

At September 30, 2007, Sirenza's total assets were $227.3 million, including cash and cash equivalents of $35.5 million.

Use of Non-GAAP Financial Measures

In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of pro forma net income and earnings per share, income before taxes, gross margin, net income margin, income before taxes margin, and total research and development, sales and marketing and general and administrative expenses calculations provide meaningful non-GAAP financial measures to help management and investors understand and compare operating results and business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Sirenza management also uses such pro forma measures in its planning and development of target operating models and in setting incentive compensation goals for its employees. Readers are cautioned not to view pro forma results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with pro forma results for the third quarters of 2007 and 2006, respectively, and the second quarter of 2007 contained below.

Third Quarter Teleconference and Webcast

Sirenza management plans to host a teleconference at 2:45 p.m. MT / 4:45 p.m. ET today to discuss the company's third quarter 2007 financial results. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza's website at www.sirenza.com. The teleconference webcast will be archived on this site until October 24, 2008, and a telephonic replay for domestic listeners will be available at (800) 405-2236, conference ID number 11099355#, and for international listeners at (303) 590-3000, conference ID number 11099355#, until October 31, 2007.

Sirenza Microdevices, Inc.

Sirenza Microdevices is a supplier of radio frequency (RF) components.  Headquartered in Broomfield, Colorado, with operations in China, Germany and the U.S., Sirenza Microdevices and its subsidiary Premier Devices design and develop RF components for the commercial communications, consumer, and aerospace and defense (A&D) equipment markets.  Sirenza's integrated circuit (IC), multi-chip module (MCM) and passive product lines include amplifiers, power amplifiers, cable TV amplifiers, circulators, isolators, mixers, splitters, transformers, couplers, modulators, demodulators, transceivers, tuners, discrete devices, signal source components, government and military specified components, and antennae and receivers for satellite radio.  Certifications include ISO 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System (registered by QMI).  Detailed product information may be found on Sirenza's website at www.sirenza.com and at www.premierdevices.com.

Forward-Looking Statements

This news release and the views expressed by Sirenza management on Sirenza's teleconference held today contain forward-looking statements regarding future events or results, including the statements in Mr. Van Buskirk's quote above, or any statements regarding Sirenza's anticipated acquisition by RFMD or the potential benefits or other impact of such acquisition, or any other statements regarding Sirenza's anticipated future financial results or other expectations for its business, products or industry in the fourth quarter of 2007 or any other future period. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include, but are not limited to: the failure to close or a delay in closing the RFMD acquisition, the failure to realize any expected benefits of the RFMD acquisition, lower than expected demand for Sirenza's products at Huawei, Motorola, Nokia, RFS, or other major OEMs, or for RF components or broadband products in general or MCM, IC or CATV products in particular; lower than expected demand for Sirenza's products at Luxim, Sirius, digital cordless telephone and personal handyphone makers or others primarily serving consumer markets; slower than expected build-out of 3G and TD-SCDMA infrastructure in China, or worldwide build-out of WiMax-based infrastructure; overall general economic conditions in the commercial communications or consumer markets; exertion of downward pressure on the pricing of Sirenza's components; lower-margin sales, such as sales of consumer or module products and certain sales to higher-volume OEMs, increasing as a percentage of Sirenza's overall sales; Sirenza's ability to compete successfully with providers of similar components, and also with providers of more highly integrated, IC-based solutions designed to perform the same functions; a lower than expected seasonal increase in sales in the second half of 2007 as compared to the first half; risks associated with Sirenza's planned transition of most of its domestic manufacturing to China in 2007, such as higher than expected associated start-up and wind-down expense, possible delays, business interruption or resulting underutilization or capacity constraints; possible underutilization or capacity constraints at any of Sirenza's worldwide manufacturing locations, whether due to shortages of raw materials or equipment necessary to meet customer demands or otherwise; Sirenza's ability to successfully develop new product designs targeted to the market's demand and in time to meet that demand; product quality, performance and reliability problems that may result in liability or expense; Sirenza's reliance on third parties for outsourced manufacturing, packaging and test services and supply; the possibility that Sirenza's income tax rate may increase in future periods or that it may be unable to fully offset its taxable income with net operating losses; Sirenza's ability to accurately plan its purchase of raw materials and production to meet customer demand, avoiding excess and obsolete inventory; risks related to PDI's operations located in China and Germany or Sirenza's lack of experience in managing foreign operations, foreign currency transactions and fluctuations, and related tax forecasting, tax planning and cash management requirements; the need to upgrade PDI's private company finance and accounting infrastructure, forecasting and internal controls for public company reporting and compliance requirements; Sirenza's ability to successfully complete financing transactions or acquisitions, to integrate the assets, product lines, personnel and operations of any acquisitions with Sirenza, and to realize any expected synergies from such acquisitions; Sirenza's lack of market knowledge relative to other participants in new markets into which it has or may diversify; claims from time to time relating to the infringement of third-party proprietary rights, which could result in liability, expense or halted sales of Sirenza products; and the loss of any key personnel, particularly to competitors. Other factors that could cause actual events or results to differ materially from those in Sirenza's forward-looking statements are included in Sirenza's Quarterly Report Form 10-Q filed with the Securities and Exchange Commission in August 2007 and the RFMD Registration Statement on Form S-4 referenced below. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason.

Additional Information and Where to Find It

RFMD has filed a registration statement on Form S-4 (Registration No. 333-146027) containing a joint proxy statement/prospectus and related documents in connection with its proposed acquisition of Sirenza. Investors are urged to read these filings because they contain important information concerning the transaction. Investors may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the SEC's website at www.sec.gov. In addition, RFMD and Sirenza security holders may obtain free copies of documents filed by either company with the Securities and Exchange Commission by contacting the Investor Relations Departments of the companies as indicated at the top of this press release.

RFMD, Sirenza and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of RFMD and the stockholders of Sirenza in connection with the transaction. Information regarding the special interests of these directors and executive officers in the transaction is included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of RFMD is also included in RFMD's proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on June 28, 2007. Additional information regarding the directors and executive officers of Sirenza is also included in Sirenza's proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations Departments of RFMD and Sirenza, respectively, as indicated at the top of this press release.

NOTE: Sirenza Microdevices® and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.

SIRENZA MICRODEVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006

Net revenues	$ 45,912	$ 39,677	$ 131,701	$ 99,602
Cost of revenues	25,113	21,991	72,640	57,311
Gross profit	20,799	17,686	59,061	42,291
Operating expenses:
Research and development	4,853	3,358	15,424	9,467
Sales and marketing	2,681	2,500	8,849	7,739
General and administrative	6,538	4,614	16,620	12,038
Amortization of acquired intangible assets	3,156	1,554	9,483	3,506
Restructuring	71	-	193	-
Impairment of investment in GCS	-	2,850	-	2,850
Total operating expenses	17,299	14,876	50,569	35,600
Income from operations	3,500	2,810	8,492	6,691
Interest expense	17	114	106	207
Interest and other income (expenses), net	(363)	133	106	448
Income before taxes	3,120	2,829	8,492	6,932
Provision for (benefit from) income taxes	464	(506)	1,967	(106)
Net income	$ 2,656	$ 3,335	$ 6,525	$ 7,038

Basic net income per share	$ 0.05	$ 0.07	$ 0.13	$ 0.17
Diluted net income per share	$ 0.05	$ 0.07	$ 0.12	$ 0.16

Shares used to compute basic net income per share	51,381	44,922	50,738	42,094
Shares used to compute diluted net income per share	52,881	46,849	52,496	44,030

Reconciliation of GAAP Results with Pro Forma Results
(In thousands, except per-share and percentage data)
(Unaudited)

The following table reconciles the company's net income, income before taxes, net income margin, income before taxes margin, gross profit and gross margin, total research and development, sales and marketing and general and administrative expenses, and earnings per share as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2007	2007	2006	2007	2006
Reconciliation of Pro Forma Gross Profit and Gross Margin
Net revenues as reported under GAAP	$ 45,912	$ 46,735	$ 39,677	$ 131,701	$ 99,602

Gross profit as reported under GAAP	20,799	21,364	17,686	59,061	42,291
Stock-based compensation, included in the calculation of gross profit	78	83	148	259	419
Manufacturing facility relocation and related costs included	690	1,199	-	2,389	-
in the calculation of gross profit
RFMD acquisition related costs included in the calculation of gross profit	5	-	-	5	-
Severance costs included in the calculation of gross profit	-	-	-	-	33
Amortization of acquisition-related inventory step-up	-	77	-	228	2,301
Pro forma gross profit	$ 21,572	$ 22,723	$ 17,834	$ 61,942	$ 45,044

Projected gross margin as reported under GAAP	45%	46%	45%	45%	42%
Projected pro forma gross margin	47%	49%	45%	47%	45%

Reconciliation of Pro Forma Total Research and Development,
Sales & Marketing and General and Administrative Expenses
R&D and SG&A expenses as reported under GAAP	$ 14,072	$ 14,098	$ 10,472	$ 40,893	$ 29,244
Stock-based compensation included in R&D and SG&A expenses	973	892	1,179	2,808	3,369
Micro Linear transitional salaries included in R&D and SG&A expenses	-	150	-	426	-
RFMD acquisition related costs included in R&D and SG&A expenses	1,794	-	-	1,794	-
Severance costs included in R&D and SG&A expenses	-	-	-	-	183
Manufacturing facility relocation and related costs included in	239	220	-	500	-
R&D and SG&A expenses
Pro forma R&D and SG&A expenses	$ 11,066	$ 12,836	$ 9,293	$ 35,365	$ 25,692

Reconciliation of Income Before Taxes and Income
Before Taxes Margin
Income before taxes as reported under GAAP	$ 3,120	$ 4,180	$ 2,829	$ 8,492	$ 6,932
Amortization of acquisition-related intangible assets	3,156	3,140	1,554	9,483	3,507
Total stock-based compensation	1,051	975	1,327	3,067	3,788
Amortization of acquisition-related inventory step-up	-	77	-	228	2,301
Micro Linear transitional salaries	-	150	-	426	-
Total RFMD acquisition related costs	1,799			1,799	-
Total manufacturing facility relocation and related costs	929	1,419	-	2,889	-
Impairment of investment in GCS	-	-	2,850	-	2,850
Total severance costs	-	-	-	-	216
Restructuring	71	122	-	193	-
Pro forma net income	$ 10,126	$ 10,063	$ 8,560	$ 26,577	$ 19,594
Income before taxes margin as reported under GAAP	7%	9%	7%	6%	7%
Pro forma income before taxes margin	22%	22%	22%	20%	20%
Reconciliation of Pro Forma Net Income,
Net Income Margin and EPS
Net income (loss) as reported under GAAP	$ 2,656	$ 2,828	$ 3,335	$ 6,525	$ 7,038
Amortization of acquisition-related intangible assets	3,156	3,140	1,554	9,483	3,507
Total stock-based compensation	1,051	975	1,327	3,067	3,788
Amortization of acquisition-related inventory step-up	-	77	-	228	2,301
Micro Linear transitional salaries	-	150	-	426	-
Total RFMD acquisition related costs	1,799			1,799	-
Total manufacturing facility relocation and related costs	929	1,419	-	2,889	-
Impairment of investment in GCS	-	-	2,850	-	2,850
Total severance costs	-	-	-	-	216
Restructuring	71	122	-	193	-
Pro forma net income	$ 9,662	$ 8,711	$ 9,066	$ 24,610	$ 19,700
Net income margin as reported under GAAP	6%	6%	8%	5%	7%
Pro forma net income margin	21%	19%	23%	19%	20%
Net income per share as reported under GAAP
Basic	$ 0.05	$ 0.06	$ 0.07	$ 0.13	$ 0.17
Diluted	$ 0.05	$ 0.05	$ 0.07	$ 0.12	$ 0.16
Pro forma net income per share
Basic	$ 0.19	$ 0.17	$ 0.20	$ 0.49	$ 0.47
Diluted	$ 0.18	$ 0.17	$ 0.19	$ 0.47	$ 0.45
Shares used to compute GAAP and pro forma net income per share
Basic	51,381	50,746	44,922	50,738	42,094
Diluted	52,881	52,540	46,849	52,496	44,030

SIRENZA MICRODEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 35,522	$ 24,847
Short-term investments	-	19
Accounts receivable, net	29,827	22,227
Inventories	26,268	27,045
Other current assets	3,348	3,446
Total current assets	94,965	77,584
Property and equipment, net	18,490	15,345
Other non-current assets	1,515	1,720
Acquisition-related intangibles, net	49,319	57,081
Goodwill	62,984	59,862
Total assets	$ 227,273	$ 211,592

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 11,415	$ 9,389
Income taxes payable	2,288	3,232
Accrued compensation and other expenses	9,421	6,716
Other accrued liabilities	312	2,894
Deferred margin on distributor inventory	1,373	1,529
Notes payable in connection with the acquisition of PDI	-	3,000
Capital lease obligations	486	517
Total current liabilities	25,295	27,277
Capital lease obligations, long-term portion	198	531
Deferred tax and other liabilities, non-current	9,577	10,101
Accrued pension	3,439	2,962
Stockholders' equity	188,764	170,721
Total liabilities and stockholders' equity	$ 227,273	$ 211,592

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